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                                                                 EXHIBIT 10.6(b)

                          FIRST AMENDMENT TO SUBLEASE
                          ---------------------------

     FIRST AMENDMENT TO SUBLEASE (this "Amendment") made as of the 14th day of January, 1997, between YOUNG BROADCASTING INC., a Delaware corporation with its principal place of business at 599 Lexington Avenue, New York, New York 10022 ("YBI") and ADAM YOUNG INC., with an address at 599 Lexington Avenue, New York, New York 10022 ("AYI").

                             W I T N E S S E T H :

     WHEREAS, YBI is the tenant of a portion of the forty-seventh (47th) floor (the "Original Leased Space") in the building known as 599 Lexington Avenue, New York, New York 10022 (the "Building") pursuant to a Lease Agreement between YBI, as Tenant and Lexreal Associates, as Landlord (the "Landlord"), dated March 29, 1990 (the "Original Lease"), a copy of which Lease, together with all Exhibits thereto, has been furnished to and reviewed by AYI; and

     WHEREAS, YBI and AYI entered into a Sublease, dated as of March 30, 1990 (the "Sublease"), whereby YBI sublet to AYI certain portions of the Original Leased Space, in accordance with the certain terms and conditions set forth in the Sublease;

     WHEREAS, YBI and the Landlord entered into a First Amendment to Lease dated January 14, 1997 (the "First Amendment"; together with the Original Lease, the "Lease"), whereby YBI became the tenant of a portion of the twenty-second (22nd) floor in the Building (the "First Additional Premises"); a copy of the First Amendment, together with all Exhibits thereto, has been furnished to and reviewed by AYI; and

     WHEREAS, AYI desires to sublet from Sublessor and Sublessor desires to sublet to Sublessee all of the First Additional Premises.
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     NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt whereof is hereby
acknowledged, the parties agree as follows:    Definitions.
                                               -----------

     1.1 Capitalized Terms used in this Agreement and not otherwise defined, shall have the meanings set forth in the Lease.

2.  Term.
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     2.1  Subject to all of the terms and conditions of this Amendment, YBI hereby sublets to AYI, and AYI hereby sublets from YBI, the First Additional Premises, commencing on the First Additional Premises Commencement Date and expiring on the First Additional Premises Expiration Date, or such earlier date, as set forth in the First Amendment.

3.    Lease.
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     3.1  AYI acknowledges that it is fully familiar with each of the provisions of the Lease, the First Amendment and all Exhibits thereto and takes the First Additional Premises subject to the terms and conditions of the Lease, the First Amendment and all Exhibits thereto.

     3.2 AYI hereby covenants and agrees, effective on and after the Commencement Date, to assume, observe and perform all of the terms, covenants, conditions and obligations of Tenant contained in the Lease with respect to the First Additional Premises, except as otherwise set forth herein. References to "Tenant" in the Lease shall be deemed to refer to AYI and references to "Landlord" in the Lease shall be deemed to refer to YBI except that: (i) YBI does not assume and shall not be responsible for any obligations, covenants or representations contained in the Lease on the part of the Landlord; (ii) YBI remains responsible to the Landlord for all of its obligations to the Landlord, as Tenant under the Lease; and (iii) YBI reserves all rights under Articles 4 (and Exhibit C), 13, 21 and 22 and paragraphs 5.5, 20.22(a)(ii), (b) and (c) of the Original Lease. Any default of AYI under the Original Lease shall be deemed an automatic default under

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this Amendment and YBI shall be entitled to all rights and remedies of the
Landlord under the Original Lease.

4.    Charges and Additional Charges.
      ------------------------------

     4.1 AYI shall pay to YBI all amounts during the term of this Amendment for which YBI is responsible, including, but not limited to, the payment obligations set forth in Sections 3 and 4 of the First Amendment.

5.    Condition of Shared Space.
      -------------------------

     5.1 AYI accepts the First Additional Premises in its present "as is" condition and acknowledges and agrees that neither the Landlord nor YBI is required to perform any work with respect to the First Additional Premises, except as may be set forth in the First Amendment.

     5.2 To the extent that removal of any Alterations, additions and/or improvements is required by the Landlord at the expiration or termination of the Lease, AYI agrees to comply with such requirements with respect to the First Additional Premises.

6.    YBI's Right to Recapture.
      ------------------------

     6.1 YBI shall have the right at any time during the term of this Agreement, to terminate this Agreement as to all or any portion of the First Additional Premises provided, however, that YBI shall give written notice to AYI (the "Notice") not later than One Hundred Eighty (180) days prior to the proposed effective date of such termination ("Surrender Date") which Notice shall set forth (i) the space which YBI intends to recapture ("Surrender Space") and (ii) the Surrender Date. If YBI shall give the Notice to AYI, (i) this Agreement shall automatically terminate on the Surrender Date with respect to the Surrender Space, (ii) AYI shall surrender the Surrender Space on the Surrender Date and (iii) provided AYI complies with the requirements of (ii) of this sentence and is not otherwise in default under this Agreement, the Charges (including Additional Charges) shall abate, from and after the Surrender Date in proportion to the Surrender Space. Notwithstanding the

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provisions of this Article 6, YBI shall not exercise its rights hereunder unless it has first terminated subleases of the Leased Space then in effect, between YBI and other parties.

7.    Miscellaneous.
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     7.1  Notices under this Agreement shall be deemed properly given if sent in writing by registered or certified mail, addressed to YBI (to the Attention of Vincent Young) and AYI at the addresses set forth above or at such other address as each may hereafter designate in writing to the other. If to YBI, a copy of such notice shall also be sent to David S. Lester, Esq., Cooperman Levitt & Winikoff, P.C., 1129 Northern Boulevard, Manhasset, New York 11030.

     7.2 The terms, covenants and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. No modification of this Agreement shall be valid unless in writing and signed by the party to be charged.

     7.3 YBI represents that the Lease is in full force and effect and neither party thereto has declared a default thereunder.

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     7.4   Except as set forth herein, the Sublease shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, YOUNG BROADCASTING INC. and ADAM YOUNG, INC., have executed this agreement the day and year first above written.

                               YOUNG BROADCASTING INC.

                               By:
                                   --------------------------------
                                          Vincent Young


                               By:
                                   --------------------------------

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